UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 31, 2005


                              ATC HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                         0-11380              11-2650500
--------------------------------          ----------            ----------
(State or other jurisdiction of          (Commission        (I.R.S. Employer
 incorporation or organization)          file number)       Identification No.)


 1983 Marcus Avenue, Lake Success, New York                       1042
-------------------------------------------                       ----
(Address of principal executive offices)                       (Zip Code)


                                 (516) 750-1600
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

            On August 31, 2005, ATC Healthcare, Inc. ("ATC Healthcare" or ATC") entered into separate agreements with Stewart Savitsky, Shabsi Schreier, and Steven Weiner under which on that date the subordinated promissory note of each individual dated April 22, 2005 in the principal amount of $2,700,000 from two of ATC's subsidiaries to the individual was converted into 1,350 shares of ATC's Series B Preferred Stock. The Series B Preferred Stock, each share of which represents $2,000 of principal amount of the individual's promissory note, is held in a rabbi trust established by ATC for the benefit of the individual. The terms of the Series B Preferred Stock of ATC are summarized under Item 3.02 of this Report.

            The subordinated promissory notes represented the remaining consideration due from ATC to the three individuals for the purchase of ATC' s AllCare Nursing Services business in January 2002. ATC sold that business on April 22, 2005 to an unrelated third party. Stewart Savitsky is the son of Stephen Savitsky, the Chairman of the Board of ATC, and Shabsi Schreier and Steven Weiner are sons-in-law of Stephen Savitsky.

            Under the terms of each trust, 664 shares will be released to the noteholder in installments on the third through the seventh anniversaries of August 31, 2005. The 686 shares remaining in each trust will be released to the noteholder on the earlier of the time immediately prior to the occurrence of a change in control of ATC, as defined in the trust agreement, or the tenth anniversary of September 31, 2005.

            ATC is obligated to register shares as they are released to each noteholder under a Registration Rights Agreement executed and delivered as part of the closing of the transactions.

            On September 6, 2005, ATC Healthcare issued a press release announcing the completion of these transactions. A copy of that press release is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

            On August 31, 2005, ATC issued 1,350 shares of Series B Preferred Stock to each of three trusts for the benefit of the noteholders identified in
Item 2.01 of this Report on the terms set forth in that Item. The Board of Directors of ATC has filed a Certificate of Designation with the Secretary of State of Delaware authorizing the issuance of 4,050 shares of Series B Preferred Stock having the following terms.

o The Series B Preferred Stock will be junior to the Series A Preferred Stock of ATC as to dividends and liquidation preferences.

o The base liquidation value of each share is $2,000, representing $2,700,000 for each trust and $8,100,000 in the aggregate. In addition, each share had a deemed dividend as of issuance of $27 per share (or $109,350 in the aggregate). Dividends will accrue on the base liquidation value at the rate of five percent (5%) per year, payable when and as declared and paid, and will accumulate to the extent not declared and paid.

o Each share will have a liquidation preference of $2,000, plus accrued and unpaid dividends, payable upon a sale or liquidation of ATC, which includes a change in control.

o Each share is convertible into shares of Common Stock of ATC at the option of the holder. The number of shares of Common Stock of ATC issuable upon conversion will be determined by dividing the liquidation preference value, plus accrued and unpaid dividends, at the time of conversion by a price of $0.90.

o The shares are not redeemable, except at the option of ATC in its sole discretion, in which case the redemption price is 125% of the liquidation preference value, plus accrued and unpaid dividends.

o The shares have no voting rights, except for those voting rights which cannot be waived or modified under Delaware law.

            ATC has relied upon the exemptions from registration contained in section 4(2) of the Securities Exchange Act, as amended, and under rule 506 of Regulation D of the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits.

         (c) Exhibits.
             -----------

          Exhibit Number                Description
          -------------------           -----------------
          99.1                          September 6, 2005



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2005                     ATC Healthcare, Inc.


                                             By:   /s/ Andrew Reiben
                                             ---------------------------------
                                             Name:  Andrew Reiben
                                             Title: Senior Vice President and
                                                    Chief Financial Officer

                                       3